Exhibit 99.1

IMPLANT SCIENCES REPORTS FOURTH QUARTER AND FISCAL 2012

FINANCIAL RESULTS

Company to Host Earnings Call on Monday, October 1st at 10:00 AM EST

Wilmington, MA… September 28, 2012…Implant Sciences Corporation (OTCQB:IMSC) (OTCPK:IMSC), a high technology supplier of systems and sensors for the homeland security market and related industries, today announced financial results for the fourth quarter and the fiscal year ended June 30, 2012.

Revenues for the fourth quarter ended June 30, 2012, decreased by 69%, to $0.6 million.  Our net loss for the quarter ended June 30, 2012 was $4.4 million as compared with a net loss of $4.9 million for the comparable prior year period, a decrease of $0.5 million.  Revenues for the year ended June 30, 2012 decreased by 49%, to $3.4 million. Our net loss for the year ended June 30, 2012 was $14.6 million as compared with a net loss of $15.5 million for the comparable prior year period, a decrease of $0.9 million, or 5.9%.  The decrease in the net loss for the fourth quarter and year ended June 30, 2012 is primarily due to the non-cash fair value adjustments recorded in the fourth quarter and year ended June 30, 2011 on the note conversion option liability and warrant derivative liability, partially offset by decreased revenues and higher operating costs in the fourth quarter and year ended June 30, 2012.

Glenn D. Bolduc, President and CEO of Implant Sciences, commented, “During our recently concluded fiscal year, Implant Sciences achieved a number of important strategic goals that we believe position the Company for long term growth, and we remain excited about our future prospects.  However, we are disappointed by our current financial performance.  We have taken important steps to broaden the markets we serve, increase our revenue opportunities, and improve our financial stability. These include the following recent developments:

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Completed certification readiness testing for our QS-B220 Benchtop Explosives and Narcotics Trace Detector with the Transportation Security Laboratory (“TSL”) and entered final independent validation testing for the Transportation Security Administration (“TSA”) to qualify for the Air Cargo Screening Technology List.

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Successfully launched the QS-B220 into the marketplace with contract wins in airports, embassies, energy facilities and banks around the globe.

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Extended the maturity of our credit agreements with DMRJ Group LLC through March 31, 2013 and negotiated the conversion of $12 million of the line of credit to a convertible term note.

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Enhanced our operations, technology and sales team with the recruitment of four senior executives from industry competitors.

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Strengthened our relationship with the TSA and the Department of State by adding two former senior executives of the respective agencies as advisors to the company.

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Enhanced our IP portfolio through the receipt of two patent grants:  a patent from the US Patent and Trademark Office for “Real-Time Trace Detection by High Field and Low Field Ion Mobility and Mass Spectrometry”; and a patent from the Patent Office of the Russian Federation for a “Trace Particle Collection System.”

Dr. Bill McGann, Chief Operating Officer of Implant Sciences, added, “Since joining the Company in March of this year, I have been pleased with our progress in navigating the Company through the regulatory process with the TSA/TSL, and our success in attracting experienced sales talent from the industry.  This has materially strengthened our ability to support increased sales to customers throughout the world. I continue to believe that Implant Sciences represents the next generation of technology solutions in the explosives and narcotics trace detection market.”

Details for the fourth quarter and year ended June 30, 2012 follow below.

Quarter Ended June 30, 2012 vs. June 30, 2011

•

Revenues for the quarter ended June 30, 2012 were $552,000 as compared with $1,767,000 for the comparable prior year period, a decrease of $1,215,000, or 68.8%, due primarily to lower sales of our explosives detection products sold into China and Spain.

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Gross margin for the quarter ended June 30, 2012 decreased to $53,000, or 9.6% of revenues as compared with gross margin of $651,000 or 36.8% of revenues for the comparable prior year period, due to increased unabsorbed manufacturing overhead.

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Research and development expense for the quarter ended June 30, 2012 was $815,000 as compared with $770,000 for the comparable prior year period, an increase of $45,000, or 5.8%, due primarily to increased personnel costs, partially offset by decreased direct material costs incurred in the development of the QS-B220 benchtop explosives and narcotics detector.

•

Selling, general and administrative expenses for the quarter ended June 30, 2012 were $2,522,000 as compared with $2,216,000 for the comparable prior year period, an increase of $306,000, or 13.8%, due primarily to increased personnel costs, the favorable impact of the tax settlement with  the California Board of Equalization  recorded in the prior period, increased stock-based compensation expense, and increased legal fees and travel cost, partially offset by a decrease in consulting expense, due to the issuance of our common stock to certain consultants in the comparable prior year period.

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For the quarter ended June 30, 2012, other expense, net was $1,100,000 as compared with other expense, net of $2,540,000, for the comparable prior year period, a decrease of $1,440,000, due primarily to non-cash benefits recorded in the comparable prior period to record changes in the fair value of the note conversion option liability and warrant derivative liability, both of which are related to our financing with DMRJ. Interest expense increased to $1,101,000, compared to $687,000, for the comparable prior period, an increase of $414,000, due to increased borrowings under our credit facility with DMRJ.

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Our net loss for the quarter ended June 30, 2012 was $4,384,000 as compared with a net loss of $4,875,000 for the comparable prior year period, a decrease of $491,000.  The decrease in the net loss is due to the non-cash fair value adjustments recorded in the quarter ended June 30, 2011 on the note conversion option liability and warrant derivative liability, partially offset by decreased sales, increased operating expenses and interest expense.

Fiscal Year ended June 30, 2012 vs. June 30, 2011

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Revenues for the year ended June 30, 2012 were $3,406,000 as compared with $6,652,000 for the comparable prior year period, a decrease of $3,246,000, or 48.8%, due primarily to lower sales of our explosives detection products sold into China.

•

Gross margin for the year ended June 30, 2012 decreased to $999,000, or 29.3% of revenues as compared with gross margin of $2,641,000, or 39.7% of revenues for the comparable prior year period, due to increased unabsorbed manufacturing overhead and costs incurred to remediate certain defective component parts, partially offset by decreased warranty costs.

•

Research and development expense for the year ended June 30, 2012 was $3,180,000 as compared with $2,719,000 for the comparable prior year period, an increase of $461,000, or 17.0%.  The increase in research and development expense is due primarily to costs incurred in the development of the QS-B220 benchtop explosives and narcotics detector, as well as expenses incurred to prepare for certain government laboratory acceptance testing including our participation in the Cooperative Research and Development Agreement with the Department of Homeland Security’s Science and Technology Directorate.

•

Selling, general and administrative expenses for the year ended June 30, 2012 were $8,575,000 as compared with $5,746,000 for the comparable prior year period, an increase of $2,829,000, or 49.2%, due primarily to the increased consultant expense to assist with our efforts to advance our interests with the U.S. government, increased personnel expenses, increased stock-based compensation expense, and the favorable impact of the tax settlement with the California Board of Equalization  recorded in the prior period, partially offset by the early termination payment discount recorded in the comparable prior period with respect to the note receivable issued to us in the 2008 sale of our Core Systems business.

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For the year ended June 30, 2012, other expense, net was $3,880,000 as compared with other expense, net of $9,730,000, for the comparable prior year period, a decrease of $5,850,000, due primarily to non-cash charges recorded in the comparable prior period to record changes in the fair value of the note conversion option liability and warrant derivative liability. Interest expense increased to $3,884,000, compared to $2,426,000, for the comparable prior period, an increase of $1,458,000, due to increased borrowings under our credit facility with DMRJ.

•

Our net loss for the year ended June 30, 2012 was $14,636,000 as compared with a net loss of $15,554,000 for the comparable prior year period, a decrease of $918,000, or 5.9%.  The decrease in the net loss is primarily due to the non-cash fair value adjustments recorded in the year ended June 30, 2011 on the note conversion option liability and warrant derivative liability, partially offset by lower revenues, increased operating expenses and interest expense.

Additional information on the financial condition and results of operations can be found in the Company’s Annual Report on Form 10-K for the year ended June 30, 2012, filed with the Securities and Exchange Commission.

Company Conference Call

Management will host a webcast and conference call on Monday, October 1, 2012 at 10:00 AM Eastern time to review the Company’s fourth quarter and fiscal year ended June 30, 2012 financial results and operations.  Following the Company’s prepared remarks there will be a Q&A session.  The call can be accessed by interested parties by dialing: 866-578-5771 within the U.S. or 617-213-8055 outside the U.S. and entering passcode 42593513.  Participants are asked to call the assigned number approximately 5 minutes before the conference call begins.  A replay of the conference call will be available two hours after the call for one month by dialing: 888-286-8010 within the U.S. or 617-801-6888 outside the U.S. and entering passcode 82837004.  The conference call will also be available live over the Internet at the investor relations section of Implant Sciences’ website at www.implantsciences.com. A replay of the webcast will be available for one month after the call.

About Implant Sciences

Implant Sciences develops, manufactures, and sells sophisticated sensors and systems for Security, Safety, and Defense (SS&D) markets. The Company has developed proprietary technologies used in its commercial explosives and narcotics trace detection systems, which ship to a growing number of locations domestically and internationally.  Implant Sciences’ QS-H150 handheld explosives trace detector has received Qualified Anti-Terrorism Technology Designation and the Company’s QS-B220 benchtop explosives and narcotics detector has received a Development Testing and Evaluation (DT&E) Designation by the U.S. Department of Homeland Security under the Support Anti-terrorism by Fostering Effective Technology Act of 2002 (the SAFETY Act). For further details on the Company and its products, please visit the Company's website at www.implantsciences.com.

Safe Harbor Statement

This press release may contain certain "forward-looking statements," as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on management's current expectations and are subject to risks and uncertainties that could cause the Company's actual results to differ materially from the forward-looking statements. Such risks and uncertainties include, but are not limited to, the risks that we will be required to repay all of our indebtedness to our secured lender, DMRJ Group, by March 31, 2013; if we are unable to satisfy our obligations to DMRJ and to raise additional capital to fund operations, DMRJ may seize our assets and our business may fail; we continue to incur substantial operating losses and may never be profitable; our independent registered public accounting firm has expressed substantial doubt as to our ability to continue as a going concern; our explosives detection products and technologies (including any new products we may develop) may not be accepted by the TSA or by other U.S. government and law enforcement agencies or commercial consumers of security products; liability claims related to our products or our handling of hazardous materials could damage our reputation and have a material adverse effect on our financial results; economic, political and other risks associated with international sales and operations could adversely affect our sales; our business is subject to intense competition and rapid technological change; our business could be harmed if our contract manufacturer is unable or unwilling to meet our volume and quality requirements; we may not be able to retain our management and key employees or to identify, hire and retain additional personnel as needed; the delisting of our common stock by the NYSE Amex has limited our stock's liquidity and has impaired our ability to raise capital; and other risks and uncertainties described in our filings with the Securities and Exchange Commission, including its most recent Forms 10-K, 10-Q and 8-K. Such statements are based on management's current expectations and assumptions which could differ materially from the forward-looking statements.

For further information, you are encouraged to review Implant Sciences’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the period ended June 30, 2012. The Company assumes no obligation to update the information contained in this press release.

For further information contact:

Implant Sciences Corporation

Glenn Bolduc, President and CEO

(978) 752-1700

gbolduc@implantsciences.com

FINANCIAL STATEMENT TABLES FOLLOW

Implant Sciences Corporation
Consolidated Balance Sheets
(In thousands except share and per share amounts)

	June 30,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$84	$264
Restricted cash and investments	1,274	1,275
Accounts receivable-trade, net of allowances of $20 and $21, respectively	182	1,066
Inventories, net	3,193	1,867
Prepaid expenses and other current assets	809	1,141
Total current assets	5,542	5,613
Property and equipment, net	220	129
Restricted cash and investments	312	312
Other non-current assets	162	106
Total assets	$6,236	$6,160
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Senior secured convertible promissory note	$3,224	$3,600
Senior secured promissory note	1,000	1,000
Line of credit	26,231	15,785
Current maturities of obligations under capital lease	24	20
Payable to Med-Tec	30	42
Accrued expenses	4,360	3,249
Accounts payable	2,654	2,389
Deferred revenue	1,081	908
Total current liabilities	38,604	26,993
Long-term liabilities:
Long-term obligations under capital lease, net of current maturities	33	58
Total long-term liabilities	33	58
Total liabilities	38,637	27,051

Commitments and contingencies (Note 9)

Stockholders' deficit:
Common stock; $0.10 par value; 50,000,000 shares authorized; 39,163,540 and 39,152,995 at June 30, 2012 and 30,991,873 and 30,981,328 at June 30, 2011 shares	3,916	3,099
Preferred stock; no stated value; 5,000,000 shares authorized	-	-
Series G Convertible Preferred Stock, no stated value; 650,000 shares authorized, 164,667 shares issued and outstanding at June 30, 2012 and June 30, 2011, respectively (liquidation value $1,317,000)	274	274
Additional paid-in capital	83,436	80,695
Accumulated deficit	(119,522)	(104,886)
Deferred compensation	(432)	-
Treasury stock, 10,545 common shares, at cost	(73)	(73)
Total stockholders' deficit	(32,401)	(20,891)
Total liabilities and stockholders' deficit	$6,236	$6,160

Implant Sciences Corporation
Consolidated Statements of Operations
(Unaudited - in thousands except share and per share amounts)

	For the Three Months Ended June 30,		For the Years Ended June 30,
	2012	2011	2012	2011
Revenues	$552	$1,767	$3,406	$6,652
Cost of revenues	499	1,116	2,407	4,011
Gross margin	53	651	999	2,641
Operating expenses:
Research and development	815	770	3,180	2,719
Selling, general and administrative	2,522	2,216	8,575	5,746
Total operating expenses	3,337	2,986	11,755	8,465
Loss from operations	(3,284)	(2,335)	(10,756)	(5,824)
Other income (expense), net:
Interest income	1	-	4	15
Interest expense	(1,101)	(687)	(3,884)	(2,426)
Change in fair value of warrant derivative liability	-	(39)	-	(160)
Change in fair value of note conversion option liability	-	(1,814)	-	(7,159)
Total other income (expense), net	(1,100)	(2,540)	(3,880)	(9,730)
Net loss	$(4,384)	$(4,875)	$(14,636)	$(15,554)

Net loss per share, basic and diluted	$(0.12)	$(0.16)	$(0.43)	$(0.56)

Weighted average shares used in computing net loss per common share, basic and diluted	37,484,662	29,927,995	34,242,719	27,731,343